EMPLOYMENT AGREEMENT
                              --------------------

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of the 1st day of August, 2005 by and between The Vintage Bank, a California corporation (the "Bank"), and John A. Nerland (the "Employee").

                                   BACKGROUND
                                   ----------

     WHEREAS, the Employee is currently employed by the Bank and possesses valuable knowledge and skills that have contributed to the operation of the Bank and its Solano Bank division;

     WHEREAS, the Bank desires to continue Employee's employment and the Employee is willing to continue to be employed by the Bank, upon the terms and subject to the conditions hereinafter set forth; and

     WHEREAS, the Bank is a wholly-owned subsidiary of North Bay Bancorp, a California corporation (the "Company").

     NOW, THEREFORE, in consideration of the premises, agreements and mutual covenants set forth herein, the parties hereto hereby agree as follows:

     1. Employment
        ----------

     1.1 General. The Bank hereby employs the Employee as President of its Solano Bank division on the terms and subject to the conditions contained in this Agreement, and the Employee hereby accepts such employment on the terms and subject to the conditions contained in this Agreement.

     1.2 Duties of Employee. During the Term of this Agreement, the Employee shall diligently perform all duties and responsibilities reasonably accorded to and expected of the President of the Solano Bank division of the Bank and as may be assigned to him by the Board of Directors of the Bank (the "Board of Directors"), the Chief Executive Officer of the Bank, or the President and Chief Executive Officer of the Company, and shall exercise such power and authority as may from time to time be delegated to him thereby. The Employee shall devote his full business time and attention to the business and affairs of the Bank as necessary to perform his duties and responsibilities hereunder, render such services to the best of his ability and use his best efforts to promote the interests of the Bank. The Employee shall faithfully adhere to, execute and fulfill all policies established by the Bank.

     1.3 Place of Performance. Except for required travel for the Bank's business, the Employee shall perform his duties and responsibilities from the offices of the Company and the Solano Bank division of the Bank.

     2. Term. Subject to the provisions of Section 4 of this Agreement, the initial term of Employee's employment hereunder shall commence on the date of this Agreement (the "Effective Date") and shall continue thereafter until the third anniversary of the Effective Date (the "Initial Term"). Unless the Employee shall have notified the Bank, or the Bank shall have notified the Employee, not less than sixty days prior to the expiration of the Initial Term of such party's election not to continue the Term of this Agreement, upon expiration of the Initial Term, the Employee's employment hereunder shall continue until the fourth anniversary of the Effective Date and thereafter shall continue on a year-to-year basis unless either party notifies the other, not less than sixty days prior to expiration of the then current Renewal Term, of such party's election not to continue the Term of this Agreement (each such additional one-year period, a "Renewal Term"; the Initial Term and any Renewal Term are collectively referred to hereinafter as the "Term"). The election by the Bank not to continue the Term of Employee's employment for a Renewal Term shall not be deemed a termination without Cause pursuant to Section 4.1(b) hereof except as expressly provided in Section 4.1(d) hereof.

     3. Compensation.
        -------------

     3.1 Salary. During the Term of the Employee's employment hereunder, the Employee shall receive an annual salary of one hundred thirty four thousand dollars ($134,000) payable at such times and in such manner as the Bank's normal payroll schedule may from time to time provide. Employee's annual salary shall be subject to annual adjustment as may be determined by the Board of Directors in its sole and absolute discretion.

     3.2 Incentive Compensation. The Employee shall be eligible to receive as additional compensation each year during his employment hereunder, as determined by the Board of Directors or an applicable committee thereof, in accordance with the terms of an Incentive Compensation Plan adopted annually by the Board of Directors. Such additional compensation (if any) to be paid at a time or times and in a manner consistent with the Bank's normal practices for the payment of bonuses, or as the Board of Directors or applicable committee may otherwise determine.

     3.3 Benefits. During his employment hereunder, the Employee shall be entitled to participate in all plans adopted for the general benefit of the Bank's management employees, including medical plans and 401(k) plan, to the extent that the Employee is and remains eligible to participate therein and subject to the eligibility provisions of such plans in effect from time to time. In the event Employee's employment hereunder is terminated and the Employee is entitled to compensation pursuant to Section 4.4(d), the Employee shall be entitled to continue to participate in the Bank's medical plan until the earlier of (a) expiration of the applicable payment period set forth in Section 4.4(d)(i) or (b) the date Employee obtains new employment.

     3.4 Paid Time Off ("PTO"). During each calendar year of his employment hereunder, the Employee shall be entitled to twenty-five (25) days of PTO in accordance with the Bank's PTO policy, prorated for any period of employment of less than an entire year, provided that PTO will continue to accrue only so long as Employee's total accrued PTO does not exceed thirty-five (35) days. Should

Employee's accrued PTO reach thirty-five (35) days, Employee will cease to accrue further PTO until Employee's accrued PTO falls below that level. Notwithstanding anything contained in the foregoing, Employee shall take not less than ten (10) consecutive days of PTO during each calendar year during the Term of this Agreement. Employee may be absent from his employment for PTO only at such time as the President and Chief Executive Officer of the Company shall determine from time to time.

     3.5 Withholding. Notwithstanding any provision in this Agreement to the contrary, all payments required to be made by the Bank to the Employee hereunder or otherwise arising out of, related or incidental to or in connection with the Employee's employment hereunder shall be subject to withholding of such amounts relating to taxes as the Bank may reasonably determine it should withhold pursuant to any applicable law or regulation.

     3.6 Reimbursement of Expenses. The Bank agrees to reimburse the Employee for all reasonable business travel and other out-of-pocket expenses incurred by the Employee in the discharge of his duties hereunder, subject to the Bank's reimbursement policies in effect from time to time. All reimbursable expenses shall be appropriately documented in reasonable detail by the Employee upon submission of any request for reimbursement, and in a format and manner consistent with the Bank's expense reporting policy, as well as applicable federal and state record keeping requirements.

     3.7. Automobile. The Bank will pay to Employee an automobile allowance in the amount of five hundred dollars ($500) per month. The Employee shall be responsible for insurance and maintenance costs associated with such automobile's operation. The Employee shall not be entitled to reimbursement for mileage. Employee shall procure and maintain an automobile liability insurance policy on the automobile, with coverage including Employee for at least a minimum of $300,000 for bodily injury or death to any one person in any one accident, and $100,000 for property damage in any one accident. The Employer shall be named as an additional insured and Employee shall provide Employer copies of policies evidencing insurance and Employer's inclusion as an additional insured.

     4. Termination
        -----------

          4.1 By Bank.
              --------

               (a) With Cause. Notwithstanding any provision in this Agreement to the contrary, the Employee's employment hereunder may be terminated by the Bank at any time for "Cause," and such termination shall be effective immediately upon written notice to the Employee. For purposes of this Agreement, "Cause" for the termination of the Employee's employment hereunder shall be deemed to exist if, in the reasonable judgment of the Board of Directors: (i) the Employee commits fraud, theft or embezzlement against the Bank, or any subsidiary or affiliate thereof; (ii) the Employee commits a felony or a crime involving moral turpitude; (iii) the Employee compromises trade secrets or other proprietary information of the Bank, or any subsidiary or affiliate thereof;
(iv) the Employee breaches any non-solicitation agreement with the Bank, or any subsidiary or affiliate thereof; (v) the Employee breaches any of the terms of this Agreement (other than those referenced in clauses (iii) and (iv) of this Section 4.1(a)) and fails to cure such breach within ten (10) days after the receipt of written notice of such breach from the Bank; (vi) the Employee engages in any grossly negligent act or willful misconduct that causes, or could be reasonably expected to cause, harm to the business, operations or reputation of the Bank, or any subsidiary or affiliate thereof; or (vii) the Bank, or any subsidiary or affiliate thereof, is ordered to terminate this Agreement by any governmental regulatory agency with supervisory authority over the Bank, or any subsidiary or affiliate thereof.

               (b) Without Cause. The Bank may at any time, in its sole and absolute discretion, terminate the employment of the Employee hereunder without Cause, or otherwise without any cause, reason or justification, provided that the Bank provides to the Employee written notice (the "Termination Notice") of such termination. In the event of any such termination by the Bank, the Employee's employment with the Bank shall cease and terminate on the date specified in the Termination Notice.

               (c) For Disability of the Employee. If, as a result of incapacity due to physical or mental illness or injury, the Employee is determined to be disabled under any disability policy maintained by the Bank or, in the event no such policy is maintained by the Bank, the Employee shall have been unable to perform the essential functions of his position, with or without reasonable accommodation, on a full-time basis for a period of sixty (60) consecutive days, or for a total of ninety (90) days in any twelve-month period (a "Disability"), then thirty (30) days after written notice to the Employee (which notice may be given before or after the end of the aforementioned periods, but which shall not be effective earlier than the last day of the applicable period), the Bank may terminate the Employee's employment hereunder if the Employee is unable to resume his full-time duties at the conclusion of such notice period.

     4.2 Death of the Employee. This Agreement shall immediately cease and terminate upon the death of Employee.

     4.3 Termination by Employee. The Employee may terminate his employment under this Agreement upon not less than thirty (30) days prior written notice to the Bank. Upon learning that the Employee is terminating his employment under this Agreement, the Bank may, in its sole discretion but subject to its other obligations under this Agreement, relieve Employee of his duties under this Employment Agreement, and assign Employee other reasonable duties and responsibilities to be performed until the termination becomes effective.

     4.4 Compensation Upon Early Termination.
         ------------------------------------

               (a) As a Result of Death, Cause or Resignation. If the Employee's employment under this Agreement is terminated prior to the scheduled expiration of the Term by reason of his death, termination by the Bank for Cause or resignation by the Employee, the Employee shall be entitled to be paid solely
(i) the Employee's salary then in effect through the effective date of termination, (ii) any accrued PTO due pursuant to Section 3.4, (iii) any amounts due pursuant to Section 3.6, (iv) those benefits, if any, that have vested by operation of state or federal law or under any written term of a plan ("Vested Benefits"), and (v) health care coverage continuation rights under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA Rights"), and the Bank shall have no further liability or other obligation of any kind whatsoever to the Employee. In the case of termination as a result of the death of Employee, any amounts due pursuant to this Section 4.4(a) shall be paid to the Employee's estate, heirs (at law), devisees, legatees or other proper and legally entitled descendants, or the personal representative, executor, administrator or other proper legal representative on behalf of such descendants.

               (b) By the Bank other than for Cause. Except as otherwise expressly provided in Section 4.4(d), if, prior to the scheduled expiration of the Term, the Bank terminates the Employee's employment without Cause, the Employee shall be entitled to receive and be paid solely (i) the Employee's salary then in effect until the expiration of six months following the effective date of the termination of Employee's employment payable over such period at the Bank's regular and customary intervals for the payment of salaries as in effect from time to time ("Severance Pay"), (ii) any accrued PTO due pursuant to
Section 3.4, (iii) any amounts due pursuant to Section 3.6, (iv) any Vested Benefits, and (v) any COBRA Rights, and the Bank shall have no further liability or other obligation of any kind whatsoever to the Employee. The payment of Severance Pay shall constitute liquidated damages in lieu of any and all claims by the Employee against the Bank, shall be in full and complete satisfaction of any and all rights which the Employee may enjoy hereunder, and shall constitute consideration for a full and unconditional release of any and all liability of the Bank or any of its shareholders, benefit plans, affiliate companies, subsidiaries, and the directors, officers, employees, trustees and agents of such entities and their successors or assigns, arising out of this Agreement or out of the employment relationship between the Employee and the Bank (in the form of Exhibit A, hereafter the "Release"). Payment of the Severance Pay is expressly conditioned upon receipt by the Bank of the Release executed by the Employee.

               (c) Disability. For the sixty (60) day period following onset of the Employee's Disability, Employee shall be entitled to receive and be paid solely (i) the Employee's salary then in effect until the expiration of said sixty (60) day period payable over such period of time at the Bank's regular and customary intervals for the payment of salaries as in effect from time to time,
(ii) any accrued PTO due pursuant to Section 3.4, (iii) any amounts due pursuant to Section 3.6, (iv) any Vested Benefits, and (v) any COBRA rights. Following expiration of the sixty (60) day period, the Employee shall be entitled to receive and be paid solely a salary at a rate commensurate with the benefit Employee is eligible to receive under any disability policy maintained by the

Bank for a period of one hundred twenty (120) days or until Employee's benefits under any disability policy maintained by the Bank for the Employee commences, whichever period is shorter, payable over such period of time at the Bank's regular and customary intervals for the payment of salaries as in effect from time to time, and the Bank shall have no further liability or other obligation of any kind whatsoever to the Employee.

               (d) Change in Control. Notwithstanding anything contained in the foregoing, if within one year of the effective date of a Change in Control (as defined below), of the Company (i) Employee's employment under this Agreement is terminated by the Bank, its assignee or successor, without Cause (including, for purposes of this Section 4.1(d), an election by the Bank not to continue to Term of Employee's employment) or (ii) Employee terminates his employment under this Agreement on account of (y) Employee's position, responsibilities or working conditions being substantially diminished or (z) a material reduction in the Employee's compensation or benefits, the Employee shall be entitled to receive and be paid compensation as follows in lieu of compensation payable pursuant to
Section 4.4(b):

                         (i)  Less  Than  Five  Years of  Service.  If as of the
effective date of the Change in Control of the Company the Employee has completed less than five years of service to the Bank (including service to any predecessor or subsidiary of the Bank and service to Solano Bank measured from the date service thereto commenced which the parties agree was April 15, 2002), the Employee shall be entitled to receive and be paid an amount equal to (a) the Employee's annual salary then in effect plus (b) the average of the incentive compensation paid to the Employee for the two most recently completed fiscal years of the Bank. Said amount shall be payable to the Employee for a period of twelve months following the effective date of the termination of the Employee's employment (the "Date of Termination"). Said amount shall be payable for such period at the Bank's regular and customary intervals for the payment of salaries as in effect from time to time. In addition, the Employee shall be entitled to receive and be paid (v) any accrued PTO due pursuant to Section 3.4, (w) any amounts due pursuant to Section 3.6, (x) any Vested Benefits, (y) any COBRA rights, and (z) prorated incentive compensation for the current fiscal year of the Bank; or

                         (ii)  More  than Five  Years of  Service.  If as of the
effective date of the Change in Control of the Company the Employee has completed five or more years of service to the Bank (including service to any predecessor or subsidiary of the Bank and service to Solano Bank measured from the date service thereto commenced with the parties agree was April 15, 2002), the Employee shall be entitled to receive and be paid an amount equal to two times (a) the Employee's annual salary then in effect plus (b) the average of the incentive compensation paid to the Employee for the two most recently completed fiscal years of the Bank. Said amount shall be payable to the Employee for a period of twenty-four months following the Date of Termination. Said amount shall be payable for such period at the Bank's regular and customary intervals for the payment of salaries as in effect from time to time. In addition, the Employee shall be entitled to receive and be paid (v) any accrued PTO due pursuant to Section 3.4, (w) any amounts due pursuant to Section 3.6,
(x) any Vested Benefits, (y) any COBRA rights, and (z) prorated incentive compensation for the current fiscal year of the Bank.

               (e) Change in Control  Defined.  "Change in Control" means in any transaction or related series of transactions: (a) the acquisition (other than solely from the Company), by any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), other than the Company or any subsidiary, affiliate (within the meaning of Rule 144 under the Securities Act of 1933, as amended) or employee benefit plan of the Company, of beneficial ownership (within the meaning of Rule 13(d)(3) promulgated under the Exchange Act) of more than 30% of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Voting Securities"); (b) a reorganization, merger, consolidation, share exchange or recapitalization of the Company (a "Business Combination"), other than a Business Combination in which more than 50% of the combined voting power of the outstanding voting securities of the surviving or resulting entity immediately following the Business Combination is held by the persons who, immediately prior to the Business Combination, were the holders of the Voting Securities; or (c) a complete liquidation or dissolution of the Company, or a sale of all or substantially all of the Company's assets.

               (f) Tax Gross-Up Payment. In the event the compensation payable to the Employee pursuant to and by reason of Section 4.4(d) hereof and otherwise payable by the Bank to the Employee by reason of a Change in Control of the Company (including without limitation, accelerated vesting of stock options and other compensation payable outside of this Agreement (together the "Total Benefits"), but determined without regard to any additional payments required under this Section 4.4(f)) constitute excess parachute payments within the meaning of Section 280G of the Internal Revenue Code (the "Code") and the Employee will be subject to the excise tax imposed by Section 4999 of the Code, then the aggregate compensation payable to the Employee pursuant to and by reason of Section 4.4(d) shall be increased by an additional amount (the "Gross-Up Payment") such that the net amount retained by the Employee, after deduction of any excise tax on the Total Benefits and any federal, state and local income tax, excise taxes and FICA Medicare withholding taxes upon the Gross-Up Payment shall be equal to the Total Benefits. The Gross-Up Payment shall be calculated, and all assumptions to be utilized in performing such calculation, shall be made by the Bank's independent auditors (the "Accounting Firm") which shall provide detailed supporting calculations both to the Bank and the Employee within fifteen (15) business days after the Date of Termination (defined in Section 4(d)(i)). The calculation of the Gross-Up Payment by the Accounting Firm shall be binding upon the Bank and Employee unless with ten (10) business days of receiving the calculations from the Accounting Firm either party objects to the calculation by serving upon the other party a written notice of objection (which shall contain specific details supporting the objection). In the event of a timely objection to the calculation, the Bank and Employee shall meet and in good faith attempt to resolve the objection. If the parties fail to resolve the objection with ten (10) business days of receipt of the objection, either party may initiate arbitration, and the dispute shall be resolved by arbitration, pursuant to Section 11 hereof. All reasonable fees and expenses of the Accounting Firm shall be borne solely by the Bank. The Gross-Up Payment shall be added to the aggregate compensation payable to the Employee pursuant to and by reason of Section 4.4(d) and be payable over the applicable payment period set forth in Section 4.4(d)(i) or (ii), subject to withholding pursuant to Section 3.5 hereof.

     4.5 Expiration of the Term. If not sooner terminated, Employee's employment hereunder shall terminate on the expiration of the Initial Term or the Renewal Term, as applicable in accordance with Section 2 hereof. Not less than 45 days prior to the scheduled expiration of Employee's employment hereunder, the parties agree to commence discussions with respect to the possible extension of the Term of this Agreement, possible execution of a new employment agreement or other possible continuation of the Employee's employment (it being understood and agreed that no such discussion shall imply any current or future obligation or commitment to enter into any such agreement or extension or any other expressed or implied arrangement for the continued employment of the Employee following the expiration of the Initial Term or any other termination of the Employee's employment hereunder).

     5. Agreement Not to Solicit Customers. The Employee agrees that, during the Term of his employment with the Bank or any entity owned by or affiliated with the Bank (whether pursuant to this Agreement or otherwise), and for two (2) years following the termination thereof whether or not for any reason whatsoever, he will not, either directly or indirectly, call on, solicit, or take away as a client, customer or prospective client or customer, or attempt to call on, solicit, or take away as a client, customer or prospective client or customer, any person or entity that was a client, customer or prospective client or customer of the Bank, or any subsidiary or affiliate thereof. For purposes of this agreement "prospective client or customer" shall include any person or entity with whom the Bank has had contact for the purpose of soliciting business within the six months prior to the termination of employment or whom the Bank intended to contact for the purpose of soliciting business within six months after termination of employment, of which contact or intended contact the Employee had knowledge while employed by the Bank.

     6. Agreement Not to Solicit or Hire Employees. The Employee agrees that during the Term of his employment with the Bank or any entity owned by or affiliated with the Bank (whether pursuant to this Agreement or otherwise), and for two (2) years following the termination thereof whether or not for any reason whatsoever, he will not, either directly or indirectly, on his own behalf or in the service or on behalf of others, solicit or divert, attempt to solicit or divert or induce or attempt to induce to discontinue employment with the Bank, or any subsidiary or affiliate thereof, any person employed by the Bank, or any subsidiary or affiliate thereof, whether or not such employee is a full time employee or a temporary employee of the Bank, or any subsidiary or affiliate thereof and whether or not such employment is for a determined period or is at will.

     7. Ownership and Non-Disclosure and Non-Use of Confidential Information.
        ---------------------------------------------------------------------

          7.1 Confidential Information. As used in this Agreement, "Confidential Information" shall mean all customer deposit, loan, sales and marketing information, customer account records, proprietary receipts and/or processing techniques, information regarding vendors and products, training and operations memoranda and similar information, personnel records, pricing information, financial information and trade secrets concerning or relating to the business, accounts, customers, employees and affairs of the Bank, or any subsidiary or affiliate thereof, obtained by or furnished, disclosed or disseminated to the Employee, or obtained, assembled or compiled by the Employee or under his supervision during the course of his employment by the Bank, and all physical embodiments of the foregoing, all of which are hereby agreed to be the property of and confidential to the Bank, but Confidential Information shall not include any of the foregoing to the extent that the Employee can show that the same is or becomes publicly known through no action, omission, fault or breach of this Agreement by the Employee.

          7.2.  Ownership.   The  Employee  acknowledges  and  agrees  that  all
     Confidential Information, and all physical embodiments thereof, are confidential to and shall be and remain the sole and exclusive property of the Bank. The Employee agrees that upon request by the Bank, and in any event upon termination of the Employee's employment with the Bank whether or not for any reason whatsoever, the Employee shall deliver to the Bank all property belonging to the Bank, or any of its subsidiaries or affiliates, including, without limitation, all Confidential Information (and all embodiments thereof), then in his custody, control or possession.

          7.3 Non-Disclosure and Non-Use. The Employee agrees that he will not, either during the Term of his employment hereunder or at any time thereafter, use, disclose or make available any Confidential Information to any person or entity, nor shall he use, disclose, make available or cause to be used, disclosed or made available, or permit or allow, either on his own behalf or on behalf of others, any use or disclosure of such Confidential Information other than in the proper performance of the Employee's duties hereunder.

     8. Reasonableness of Restrictions. In the event that any provision relating to time period set forth in Section 5, 6, or 7 shall be held by a court of competent jurisdiction to exceed the maximum time period that the court deems reasonable and enforceable, the time period which the court finds to be reasonable and enforceable shall be deemed to become, and thereafter shall be, the maximum time period of such restriction as to such jurisdiction.

     9. Enforceability. Any provision of this Agreement which is held by a court of competent jurisdiction to be invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, but shall be enforced to the maximum extent permitted by law, and any such holding of invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     10. Injunction. The Employee represents that his experience and capabilities are such that the provisions of Sections 5, 6, and 7 will not prevent him from earning his livelihood, and acknowledges that a breach by the Employee of any of the covenants contained therein will cause irreparable harm and damage to the Bank, the monetary amount of which may be virtually impossible to ascertain. As a result, the Employee recognizes and hereby acknowledges that the Bank shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in Section 5, 6, and/or 7 of this Agreement by the Employee or any of his affiliates, associates, partners or agents, either directly or indirectly, without any requirement to post bond or other security and that such right to injunction shall be cumulative and in addition to whatever other remedies the Bank may possess.

     11. Arbitration. Subject to the provisions of Section 10 hereof regarding the remedy of injunctive relief, any dispute (whether based on contract, tort, or statutory duty or prohibition) arising out of or in connection with this Agreement shall be submitted to binding arbitration, in accordance with the Commercial Arbitration Rules of the American Arbitration Association (as modified by this Agreement) by one arbitrator, designated in accordance with those rules. No one who has ever had any business, financial, family, or social relationship with any party to this Agreement shall serve as an arbitrator unless the related party informs the other party of the relationship and the other party consents in writing to the use of that arbitrator.

     The party demanding arbitration shall submit a written claim to the other party, setting out the basis of the claim. A prearbitration hearing shall be held within twenty (20) business days after the arbitrator's selection. The arbitration shall be held within ninety (90) calendar days after the prearbitration hearing. The arbitrator shall establish any deadlines to accomplish this goal. The arbitration shall take place in Napa, California, at a time and place selected by the arbitrator.

     Each party shall be entitled to discovery of essential documents and witnesses, as determined by the arbitrator. No less than thirty (30) calendar days before the arbitration, a party may serve a document request calling for any document that would be discoverable in a state civil proceeding. The served with this request shall deliver the requested documents and any objections within ten (10) calendar days. The arbitrator may resolve any dispute over the exchange of documents. Each party may take no more than three (3) depositions, unless additional depositions are allowed by the arbitrator for good cause. All depositions must be completed as of fifteen (15) calendar days before the arbitration hearing unless the parties otherwise agree. The arbitrator may resolve any dispute over the depositions as they would be resolved in a state civil proceeding. Any motion may be heard by the arbitrator on three (3) days notice unless the parties otherwise agree. The arbitrator shall apply California law.

     The parties agree that all information supplied by any party shall be deemed to be confidential information, and the arbitrator and other participants in the dispute shall protect such information from disclosure to the same extent as confidential information under Section 7 of this Agreement.

     The arbitrator shall have the following powers:

          (a) To issue subpenas for the attendance of witnesses and subpenas duces tecum for the production of books, records, documents, and other evidence;

          (b)  To order depositions to be used as evidence;

          (c) Consistent with the discovery procedures enumerated above, to enforce the rights, remedies, procedures, duties, liabilities, and obligations of discovery as if the arbitration were a civil action before a California superior court;

          (d) To conduct a hearing on the arbitration issues and related legal and discovery issues;

          (e)  To administer oaths to parties and witnesses;

          (f) To award all damages and remedies which would be available in a civil action before a California superior court.

          (g) To award expenses and fees of arbitration as the arbitrator deems proper; and

          (h)  To order such other relief as the arbitrator deems proper.

     Within fifteen (15) calendar days after completion of the arbitration, the arbitrator shall submit a tentative decision in writing specifying the reasoning for the decision and any calculations necessary to explain the award. Each party shall have fifteen (15) calendar days in which to submit written comments to the tentative decision. Within ten (10) calendar days after the deadline for written comments, the arbitrator shall announce the final award. Any party may enter the final award as a judgment in any court of competent jurisdiction.

     The Bank shall pay the arbitrator's expenses and fees, all meeting room charges, and any other expenses that would not have been incurred if the case were litigated in the judicial forum having jurisdiction over it. Unless otherwise ordered by the arbitrator, each party shall pay its own attorney fees, witness fees and other expenses incurred by the party for his or its own benefit. The arbitrator may award the prevailing party his or its expenses and fees of arbitration, including reasonable attorney fees and costs, including witness fees, in such proportion as the arbitrator decides.

     12. No Prior Agreements. The Employee represents and warrants that he is not a party to or otherwise subject to or bound by the terms of any contract, agreement or understanding which in any manner would limit or otherwise affect his ability to perform his obligations hereunder, including without limitation any contract, agreement or understanding containing terms and provisions in any manner similar to those contained in Sections 5, 6, and/or 7 hereof. The Employee further represents and warrants that his employment with the Bank will not require him to disclose or use any confidential information belonging to prior employers or other persons or entities.

     13. Assignment. The Employee shall not delegate his employment obligations pursuant to this Agreement to any other person. This Agreement may be assigned by the Bank without the Employee's consent. The rights and protections of the Bank hereunder shall extend to any successors or assigns of the Bank and to the Bank's present or future parents, subsidiaries, divisions and affiliates.

     14. Employer's Authority. The relationship between the parties hereto is that of employer and employee. The Employee agrees to observe and comply with the rules and regulations of the Bank, as adopted by the Bank from time to time with respect to the performance of the duties of the Employee. The Employee acknowledges that he has no authority to enter into any contracts or other obligations that are binding upon the Bank unless such contracts or obligations are authorized by the Board of Directors. The Bank shall have the power to direct, control and supervise the duties to be performed by the Employee, the manner of performing said duties, and the time of performing said duties.

     15. Governing Law. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of California, without giving effect to any of the conflicts of laws provisions thereof that would compel the application of the substantive laws of any other jurisdiction. The Bank and the Employee each hereby irrevocably submit to the jurisdiction of the state or federal courts located in the State of California in connection with any suit, action or other proceeding arising out of or relating to this Agreement and hereby agree not to assert, by way of motion, as a defense, or otherwise in any such suit, action or proceeding that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced by such courts.

     16. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings and arrangements, both oral and written, between the parties hereto with respect to such subject matter.

     17. Notices. All notices, requests, demands and other communications under this Agreement will be in writing and will be deemed to have been duly given (a) on the date of the service if served personally on the party to whom notice is to be given, (b) on the date of transmission if transmitted by facsimile with confirmation of receipt, (c) on the date of receipt if mailed to the party to whom notice is to be given by first class mail, registered or certified, postage prepaid or by overnight courier service (i.e., Federal Express or equivalent) and unless either party should notify the other of a change of address properly addressed as follows, or (d) otherwise on the date of receipt when the intended recipient has acknowledged receipt:



                           (i)      If to the Employee:

                           John A. Nerland
                           _______________________

                           _______________________

                           (ii)     If to the Bank:

                           The Vintage Bank
                           1190 Airport Road, Suite 101
                           P.O. Box 2200
                           Napa, California  94558
                           Attention: President and Chief Executive Officer of North Bay Bancorp
                           Facsimile:  (707) 252-5025

     18. Binding Effect. The obligations of the Employee under this Agreement shall continue after the expiration of this Agreement and the termination of his employment with the Bank for any reason, shall be binding upon his heirs, executors, personal representatives, legal representatives and assigns and shall inure to the benefit of any successor and assigns of the Bank.

     19. Severability. The invalidity of any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement or any part thereof shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, section or sections or subsection or subsections had not been inserted. If such invalidity is caused by length of time or size of area, or both, the otherwise invalid provision will be considered to be reduced to a period or area which would cure such invalidity.

     20. Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     21. No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the parties hereto and their respective heirs, personal representative, legal representative, successors and assigns, any rights or remedies under or by reason of this Agreement.

     22. Amendment; Modification; Waiver. No amendment, modification or waiver of the terms of this Agreement shall be valid unless made in writing and duly executed by the Bank and the Employee. No delay or failure at any time on the part of the Bank in exercising any right, power or privilege under this Agreement, or in enforcing any provision of this Agreement, shall impair any such right, power or privilege, or be construed as a waiver of any default or as any acquiescence therein, or shall affect the right of the Bank thereafter to enforce each and every provision of this Agreement in accordance with its terms. The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall neither operate nor be construed as a waiver of any subsequent breach or violation.

THE EMPLOYEE ACKNOWLEDGES THAT HE HAS READ AND UNDERSTANDS THE FOREGOING PROVISIONS AND THAT SUCH PROVISIONS ARE REASONABLE AND ENFORCEABLE.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed as of the day and year first above written.


                                              EMPLOYEE

                                              /s/  John A. Nerland
                                              ------------------------------
                                              John A. Nerland
                                              BANK



                                              By:  /s/ Terry L. Robinson
                                                  -------------------------
                                                       Terry L. Robinson
                                                       Chief Executive Officer